Exhibit 99.1

Rithm Capital Corp. Announces Second Quarter 2022 Results

NEW YORK - (BUSINESS WIRE) — Rithm Capital Corp. (NYSE: RITM; “Rithm Capital” or the “Company”) today reported the following information for the second quarter ended June 30, 2022:

Second Quarter 2022 Financial Highlights:

•GAAP net income (loss) of $(3.3) million, or $(0.01) per diluted common share(1)
◦Reflects termination fee to former external manager, net of tax, of approximately $325 million, or $(0.70) per diluted common share
•Earnings available for distribution (formerly Core Earnings) of $145.8 million, or $0.31 per diluted common share(1)(2)
•Common dividend of $116.7 million, or $0.25 per common share
•Book value per common share of $12.28(1)

	Q2 2022		Q1 2022
Summary Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$(0.01)		$1.37
GAAP Net Income (Loss)	$(3.3)	million	$661.9	million

Non-GAAP Results:
Earnings Available for Distribution per Diluted Common Share(1)	$0.31		$0.37
Earnings Available for Distribution(2)	$145.8	million	$177.4	million

Common Dividend:
Common Dividend per Share	$0.25		$0.25
Common Dividend	$116.7	million	$116.7	million

“The second quarter was highlighted by a few major milestones for the Company, including our internalization and our rebrand to Rithm Capital from New Residential,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of Rithm Capital. “Our business continues to perform very well, generating $0.31 of earnings available for distribution per share and maintaining a strong book value of $12.28 per share” he added.

“We made significant progress reducing expenses in our operating companies – notably the mortgage company – where run-rate annual general & administrative expenses are down to $1.9 billion from $2.2 billion in Q1’22 and $2.6 billion in Q4’21. The business continues to benefit from our large portfolio of MSRs, our balanced approach to origination and servicing, and our diverse portfolio of operating companies and assets. With $1.8 billion of cash and liquidity, we are in a great position to make investments at attractive yields in a financial services market searching for liquidity. As we move into the second half of the year, we are thrilled about this new chapter for Rithm Capital and for the benefits we expect it to bring to our shareholders.”

Second Quarter 2022 Company Highlights:
•Servicing & MSR Related Investments
•Combined segment pre-tax income of $620.1 million (down from $908.0 million in Q1’22), including approximately $515 million of positive mark-to-market changes on our Full MSR portfolio(3)(4)
•MSR portfolio totaled approximately $623 billion in unpaid principal balance (“UPB”) at June 30, 2022 compared to $626 billion UPB at March 31, 2022(5)
•Servicer advance balances of $3.0 billion as of June 30, 2022, down 3% from March 31, 2022

•Origination
•Segment pre-tax income (loss) of $(26.4) million (down from $26.5 million in Q1’22)(3)(4)
•Quarterly origination funded production of $19.1 billion UPB (down from $26.9 billion UPB in Q1’22)

•Residential Securities, Properties and Loans
•Priced one securitization representing approximately $346 million UPB of collateral
•Acquired $444 million of Non-QM loans
•Grew single-family rental portfolio by 324 units

•Mortgage Loans Receivable
•Quarterly origination funded production of $617 million through Genesis Capital LLC

(1)Per common share calculations for both GAAP Net Income and Earnings Available for Distribution are based on 466,804,548 and 484,425,066 weighted average diluted shares for the quarter ended June 30, 2022 and March 31, 2022, respectively. The Company excluded 17,757,843 weighted average common shares from the calculation of diluted net income (loss) per share for the quarter ended June 30, 2022 because their inclusion would have been anti-dilutive. Per share calculations of Book Value are based on 466,856,753 and 466,786,526 common shares outstanding as of June 30, 2022 and March 31, 2022, respectively.

(2)Earnings Available for Distribution is a non-GAAP financial measure. For a reconciliation of Earnings Available for Distribution to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Financial Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes mortgage company corporate expenses re-allocated from MSR Related Investments to Origination and Servicing segments.

(5)Includes excess and full MSRs.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investors section of the Company’s website, www.rithmcap.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.rithmcap.com.

EARNINGS CONFERENCE CALL

Rithm Capital’s management will host a conference call on Tuesday, August 2, 2022 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investors section of Rithm Capital’s website, www.rithmcap.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Rithm Capital Second Quarter 2022 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10169582/f3c2600d78.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.rithmcap.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, August 9, 2022 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “3152707.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended
	June 30, 2022	March 31, 2022
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$469,478	$456,400
Change in fair value of MSRs and MSR financing receivables (includes realization of cash flows of $(180,265) and $(200,325), respectively)	336,563	575,393
Servicing revenue, net	806,041	1,031,793
Interest income	211,648	225,413
Gain on originated residential mortgage loans, held-for-sale, net	304,791	471,996
	1,322,480	1,729,202
Expenses
Interest expense and warehouse line fees	150,829	138,833
General and administrative	225,271	246,238
Compensation and benefits	339,658	392,619
Management fee to affiliate	20,985	25,189
Termination fee to affiliate	400,000	—
	1,136,743	802,879
Other income (loss)
Change in fair value of investments, net	(234,040)	(147,119)
Gain (loss) on settlement of investments, net	94,936	61,184
Other income (loss), net	59,388	52,332
	(79,716)	(33,603)
Income before income taxes	106,021	892,720
Income tax expense	72,690	202,789
Net income	$33,331	$689,931
Noncontrolling interests in income (loss) of consolidated subsidiaries	14,182	5,609
Dividends on preferred stock	22,427	22,461
Net income (loss) attributable to common stockholders	$(3,278)	$661,861

Net income (loss) per share of common stock
Basic	$(0.01)	$1.42
Diluted	$(0.01)	$1.37
Weighted average number of shares of common stock outstanding
Basic	466,804,548	466,785,584
Diluted	466,804,548	484,425,066

Dividends declared per share of common stock	$0.25	$0.25

Consolidated Balance Sheets
($ in thousands, except share data)

	June 30, 2022 (Unaudited)	December 31, 2021
Assets
Excess mortgage servicing rights, at fair value	$337,050	$344,947
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	8,626,409	6,858,803
Servicer advance investments, at fair value	379,901	421,807
Real estate and other securities	7,988,802	9,396,539
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	934,479	1,077,224
Residential mortgage loans, held-for-sale ($5,293,936 and $11,214,924 at fair value, respectively)	5,410,989	11,347,845
Single-family rental properties, held-for-investment	927,227	579,607
Mortgage loans receivable, at fair value	1,756,079	1,515,762
Residential mortgage loans subject to repurchase	1,758,509	1,787,314
Cash and cash equivalents	1,510,848	1,332,575
Restricted cash	433,960	195,867
Servicer advances receivable	2,560,696	2,855,148
Other assets	1,928,898	2,028,752
	$34,553,847	$39,742,190
Liabilities and Equity

Liabilities
Secured financing agreements	$13,967,234	$20,592,884
Secured notes and bonds payable ($380,662 and $511,107 at fair value, respectively)	9,322,026	8,644,810
Residential mortgage loan repurchase liability	1,758,509	1,787,314
Unsecured senior notes, net of issuance costs	544,167	543,293
Due to affiliates	—	17,819
Dividends payable	127,913	127,922
Accrued expenses and other liabilities	1,771,000	1,358,768
	27,490,849	33,072,810
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 52,038,000 and 52,210,000 issued and outstanding, $1,300,959 and $1,305,250 aggregate liquidation preference, respectively	1,258,667	1,262,481
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 466,856,753 and 466,758,266 issued and outstanding, respectively	4,670	4,669
Additional paid-in capital	6,060,740	6,059,671
Retained earnings (accumulated deficit)	(387,870)	(813,042)
Accumulated other comprehensive income	57,620	90,253
Total Rithm Capital stockholders’ equity	6,993,827	6,604,032
Noncontrolling interests in equity of consolidated subsidiaries	69,171	65,348
Total equity	7,062,998	6,669,380
	$34,553,847	$39,742,190

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP NET INCOME

Starting the quarter ended June 30, 2022, the Company changed the title of its non-GAAP measure of core earnings (and by calculation, core earnings per diluted share) to earnings available for distribution (and by calculation, earnings available for distribution per diluted share). The adjustments made to reconcile the Company’s net income attributable to common stockholders to earnings available for distribution are identical to those adjustments that the Company previously made to determine core earnings.

The Company has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Earnings available for distribution” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Earnings available for distribution is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s former manager; (iii) termination fee to affiliate; (iv) non-capitalized transaction-related expenses; and (v) deferred taxes, which are not representative of current operations.

The Company’s definition of earnings available for distribution includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of earnings available for distribution excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of earnings available for distribution also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Earnings available for distribution adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s former manager may be a material operating expense, the Company excludes it from earnings available for distribution because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from earnings available for distribution, and (ii) it is impractical to determine the portion of the expense related to earnings available for distribution and non-earnings available for distribution, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to earnings available for distribution, the Company notes that, as an example, in a given period, it may have earnings available for distribution in excess of the incentive compensation threshold but incur losses (which are excluded from earnings available for distribution) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to earnings available for distribution, even though earnings available for distribution exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to earnings available for distribution, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-

GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-earnings available for distribution.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in earnings available for distribution. Realized gains or losses on the sale of originated residential mortgage loans had no impact on earnings available for distribution in any prior period, but may impact earnings available for distribution in future periods.

Earnings available for distribution includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “earnings available for distribution” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes earnings available for distribution as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on earnings available for distribution as an indicator of the results of such decisions. Earnings available for distribution excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, earnings available for distribution is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between earnings available for distribution and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from earnings available for distribution and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike earnings available for distribution, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

The Company views earnings available for distribution as a consistent measure of its investment portfolio’s ability to generate income for distribution to common stockholders. Earnings available for distribution does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Furthermore, to maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. Because the Company views earnings available for distribution as a consistent measure of its ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company’s board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company’s taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.

The table below provides a reconciliation of earnings available for distribution to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	June 30, 2022	March 31, 2022
Net income (loss) attributable to common stockholders	$(3,278)	$661,861
Adjustments:
Impairment	3,788	3,740
Change in fair value of investments, net	(282,788)	(628,599)
(Gain) loss on settlement of investments, net	(100,355)	(28,342)
Other (income) loss, net	50,542	(61,575)
Other income and impairment attributable to noncontrolling interests	(1,288)	5,609
Non-capitalized transaction-related expenses	4,250	13,485
Termination fee to affiliate	400,000	—
Preferred stock management fee to affiliate	3,932	4,729
Deferred taxes	74,111	201,323
Interest income on residential mortgage loans, held-for-sale	(2,881)	2,334
Earnings available for distribution of equity method investees:
Excess mortgage servicing rights	(260)	2,830
Earnings available for distribution	$145,773	$177,395

Net income (loss) per diluted share	$(0.01)	$1.37
Earnings available for distribution per diluted share	$0.31	$0.37

Weighted average number of shares of common stock outstanding, diluted	466,804,548	484,425,066

SEGMENT INFORMATION

	Origination and Servicing			Residential Securities, Properties and Loans
Second Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$364,698	$104,780	$—	$—	$—	$—	$469,478
Change in fair value of MSRs and MSR financing receivables	—	344,893	(8,330)	—	—	—	—	336,563
Servicing revenue, net	—	709,591	96,450	—	—	—	—	806,041
Interest income	46,216	16,757	11,340	54,584	22,640	36,748	23,363	211,648
Gain on originated mortgage loans, held-for-sale, net	302,610	15,739	106	—	(13,664)	—	—	304,791
Total revenues	348,826	742,087	107,896	54,584	8,976	36,748	23,363	1,322,480
Interest expense	27,578	41,096	25,788	20,216	11,332	12,680	12,139	150,829
G&A and other	349,432	120,395	55,401	710	11,891	14,600	433,485	985,914
Total operating expenses	377,010	161,491	81,189	20,926	23,223	27,280	445,624	1,136,743
Change in fair value of investments, net	—	(1,780)	(93)	(241,213)	11,399	4,843	(7,196)	(234,040)
Gain (loss) on settlement of investments, net	—	(564)	(1,265)	117,179	(4,798)	(15,616)	—	94,936
Other income (loss), net	1,832	207	16,280	(2,127)	29,471	7,430	6,295	59,388
Total other income (loss)	1,832	(2,137)	14,922	(126,161)	36,072	(3,343)	(901)	(79,716)
Income (loss) before income taxes	(26,352)	578,459	41,629	(92,503)	21,825	6,125	(423,162)	106,021
Income tax expense (benefit)	(6,522)	151,236	9,466	—	(2,480)	(3,623)	(75,387)	72,690
Net income (loss)	(19,830)	427,223	32,163	(92,503)	24,305	9,748	(347,775)	33,331
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,287	—	41	—	—	—	12,854	14,182
Dividends on preferred stock	—	—	—	—	—	—	22,427	22,427
Net income (loss) attributable to common stockholders	$(21,117)	$427,223	$32,122	$(92,503)	$24,305	$9,748	$(383,056)	$(3,278)

As of June 30, 2022
Total Assets	$4,453,769	$10,242,476	$5,498,876	$8,494,053	$3,039,670	$2,025,664	$799,339	$34,553,847
Total Rithm Capital stockholder’s equity	$655,923	$3,168,072	$1,997,486	$822,509	$380,664	$525,440	$(556,267)	$6,993,827

	Origination and Servicing			Residential Securities, Properties and Loans
First Quarter 2022	Origination	Servicing	MSR Related Investments	Real Estate Securities	Properties & Residential Mortgage Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$—	$348,405	$107,995	$—	$—	$—	$—	$456,400
Change in fair value of MSRs and MSR financing receivables	—	497,317	78,076	—	—	—	—	575,393
Servicing revenue, net	—	845,722	186,071	—	—	—	—	1,031,793
Interest income	55,371	11,353	15,702	56,349	26,989	34,277	25,372	225,413
Gain on originated mortgage loans, held-for-sale, net	407,269	61,762	2,399	—	566	—	—	471,996
Total revenues	462,640	918,837	204,172	56,349	27,555	34,277	25,372	1,729,202
Interest expense	29,435	33,706	26,365	9,029	20,868	6,969	12,461	138,833
G&A and other	408,758	124,780	56,010	772	23,434	16,408	33,884	664,046
Total operating expenses	438,193	158,486	82,375	9,801	44,302	23,377	46,345	802,879
Change in fair value of investments, net	—	(32)	(1,409)	(125,949)	(32,748)	26,752	(13,733)	(147,119)
Gain (loss) on settlement of investments, net	—	(315)	(2,199)	49,420	44,912	(30,634)	—	61,184
Other income (loss), net	2,095	881	28,943	(2,600)	14,316	—	8,697	52,332
Total other income (loss)	2,095	534	25,335	(79,129)	26,480	(3,882)	(5,036)	(33,603)
Income (loss) before income taxes	26,542	760,885	147,132	(32,581)	9,733	7,018	(26,009)	892,720
Income tax expense (benefit)	6,679	160,919	31,497	—	3,657	—	37	202,789
Net income (loss)	19,863	599,966	115,635	(32,581)	6,076	7,018	(26,046)	689,931
Noncontrolling interests in income (loss) of consolidated subsidiaries	407	—	228	—	—	—	4,974	5,609
Dividends on preferred stock	—	—	—	—	—	—	22,461	22,461
Net income (loss) attributable to common stockholders	$19,456	$599,966	$115,407	$(32,581)	$6,076	$7,018	$(53,481)	$661,861

As of March 31, 2022
Total Assets	$6,505,753	$9,696,606	$5,315,467	$10,535,948	$2,961,796	$1,959,099	$893,878	$37,868,547
Total Rithm Capital stockholder’s equity	$1,192,812	$2,874,044	$1,507,095	$1,043,116	$320,311	$518,745	$(333,489)	$7,122,634

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our ability to continue growing book value in the second quarter, expected upward move in treasury yields and Fed’s expected policy actions, expected market volatility and ability to generate great returns for our shareholders in 2022 and beyond. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm Capital to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm Capital expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm Capital's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT RITHM CAPITAL

Rithm Capital is a leading provider of capital and services to the real estate and financial services industries. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, Rithm Capital has delivered approximately $4.1 billion in dividends to shareholders. Rithm Capital’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated call rights) and loans (including single family rental), and consumer loans. Rithm Capital’s investments in operating entities include leading origination and servicing platforms through wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide mortgage related services. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Investor Relations
212-850-7770
IR@RithmCap.com